United States
Securities and Exchange Commission
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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PolyMedica Corporation
(Name of Registrant as Specified In Its Charter)
PolyMedica Corporation
(Name of Person(s) Filing Proxy Statement)
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NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL MATTERS
ITEM ONE ELECTION OF DIRECTORS
Directors Whose Terms Expire in 2007 (Class I Directors)
Nominees for Directors for Terms to Expire in 2008 (Class II Directors)
Directors Whose Terms Expire in 2006 (Class III Directors)
CORPORATE GOVERNANCE
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
ITEM TWO APPROVAL OF AMENDMENT NO. 4 TO THE 2000 STOCK INCENTIVE PLAN
ITEM THREE RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

POLYMEDICA CORPORATION
11 STATE STREET
WOBURN, MASSACHUSETTS 01801

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 23, 2005
TO THE STOCKHOLDERS:
      The 2005 Annual Meeting of Shareholders of PolyMedica Corporation, a Massachusetts corporation (“PolyMedica”), will be held at Crowne Plaza Hotel, 2 Forbes Road, Woburn, Massachusetts 01801 on Friday, September 23, 2005, at 9:00 a.m., local time, to consider and act upon the following matters:

1.	To elect three Class II Directors for the ensuing three years;

2.	To approve an amendment to PolyMedica’s 2000 Stock Incentive Plan, increasing from 6,400,000 to 7,900,000 the number of shares of Common Stock available for issuance under the 2000 Stock Incentive Plan and limiting the aggregate number of shares of Common Stock that may be issued as restricted stock awards to 1,287,613;

3.	To ratify the selection of PricewaterhouseCoopers LLP as PolyMedica’s independent accountants for the fiscal year ending March 31, 2006; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
      Shareholders of record at the close of business on July 27, 2005 are entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof.
      All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

Devin J. Anderson, Secretary
Woburn, Massachusetts
August 16, 2005
      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

POLYMEDICA CORPORATION
11 STATE STREET
WOBURN, MASSACHUSETTS 01801

PROXY STATEMENT

for the 2005 Annual Meeting of Shareholders
to be held on September 23, 2005
GENERAL MATTERS
      The enclosed proxy is solicited by the Board of Directors (the “Board”) of PolyMedica Corporation (the “Company” or “PolyMedica”), a Massachusetts corporation, for use at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Crowne Plaza Hotel, 2 Forbes Road, Woburn, Massachusetts 01801 on Friday, September 23, 2005, at 9:00 a.m., local time, and at any adjournment or adjournments of that meeting.
      All proxies will be voted in accordance with the instructions contained in the applicable proxy, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by delivery of written revocation to the Secretary of PolyMedica, or by voting in person at the Annual Meeting.
      PolyMedica’s Annual Report for the fiscal year ended March 31, 2005 is being mailed to shareholders with the mailing of this Notice and Proxy Statement on or about August 16, 2005.
      A copy of PolyMedica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 as filed with the Securities and Exchange Commission on June 13, 2005, without exhibits, will be furnished without charge to any shareholder upon written request to Corporate Controller, PolyMedica Corporation, 11 State Street, Woburn, Massachusetts 01801.
Quorum and Vote Requirement
      On July 27, 2005, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding and entitled to vote an aggregate of 24,254,931 shares of common stock of PolyMedica, $0.01 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote.
      The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote on each matter presented at the Annual Meeting shall constitute a quorum for such matter. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists for a matter presented at the Annual Meeting.
      The affirmative vote of holders of a plurality of votes cast by the shareholders entitled to vote on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and properly cast on each matter is required for the approval of the amendment to the 2000 Stock Incentive Plan (the “2000 Plan”) and ratification of the selection of PricewaterhouseCoopers LLP as PolyMedica’s independent accountants.
      Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, abstentions are considered to be shares present, or represented in determining whether a quorum exists on a given matter.
Revoking a Previously Delivered Proxy
      A proxy that is properly submitted may be revoked at any time before it is exercised. For a shareholder “of record,” meaning one whose shares are registered in his or her own name, to revoke a proxy, the shareholder may either:

•	send another signed proxy card with a later date to the address indicated on the proxy card;

•	send a letter revoking the shareholder’s proxy to our Secretary at our principal address; or

•	attend the Annual Meeting and vote in person.
      A “beneficial holder” whose shares are registered in another name, for example in “street name,” must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record directly for more information on these procedures.
Voting in Person
      Shareholders that attend the Annual Meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in “street name” and you want to attend the meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on the record date. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the meeting.
Stock Ownership of Certain Beneficial Owners and Management
      The following table sets forth the beneficial ownership of PolyMedica’s Common Stock as of July 31, 2005:

•	by each person who is known by PolyMedica to own beneficially more than 5% of the outstanding shares of Common Stock;

•	by each director and nominee for director;

•	by each of the executive officers named in the Summary Compensation table; and

•	by all current directors and executive officers of PolyMedica as a group.
      The number of shares beneficially owned by each 5% shareholder, director or executive officer is determined under rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after July 31, 2005 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares which that person or entity has the right to acquire within 60 days after July 31, 2005, are deemed to be outstanding with respect to such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of July 31, 2005, there were 24,254,931 shares of Common Stock issued and outstanding.

	Number of Shares	Percentage of
	Common Stock	Common Stock
Name and Address of Beneficial Owner(1)	Beneficially Owned	Outstanding

Westfield Capital Management Co., LLC(2)	2,892,041	11.9%
One Financial Center, Boston, MA 02111
Fidelity Management and Research Co.(3)	2,159,600	8.9%
82 Devonshire St., Boston, MA 02109
Wellington Management Company, LLP(4)	2,143,410	8.8%
75 State St., Boston, MA 02109
Scout Capital(5)	1,441,000	5.9%
320 Park Avenue, 33rd Floor, New York, NY 10022
M.A. Weatherbie & Co., Inc.(6)	1,361,569	5.6%
265 Franklin Street, Suite 1601, Boston, MA 02110
Samuel L. Shanaman(7)	206,443	*
Stephen C. Farrell(8)	164,625	*
Patrick T. Ryan(9)	127,500	*
Daniel S. Bernstein, M.D.(10)	92,018	*
Frank W. LoGerfo, M.D.(11)	89,000	*
Marcia J. Hooper(12)	77,576	*
Walter R. Maupay, Jr.(13)	75,640	*
Edward A. Burkhardt(14)	40,000	*
John K.P. Stone, III.(15)	23,436	*
Fred H. Croninger, III**(16)	20,759	*
William B. Eck**(17)	15,625	*
Thomas O. Pyle(18)	15,500	*
William C. Van Faasen(19)	4,000	*
Keith W. Jones	—	*
All current directors and executive officers as a group (12 persons)(20)	915,738	3.7%

*	Represents holdings of less than one percent.

**	Former Named Executive Officer.

(1)	The address of each director and officer is c/o PolyMedica Corporation, 11 State Street, Woburn, MA 01801.

(2)	Based solely upon a Schedule 13G/ A filed by Westfield Capital Management Co., LLC (“Westfield”) on February 14, 2005 pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), setting forth Westfield’s beneficial ownership as of December 31, 2004. Westfield has sole voting power over 2,575,896 of these shares and sole dispositive power over all of these shares.

(3)	Based solely upon a Schedule 13G filed by Fidelity Management and Research Co. (“Fidelity”) on February 14, 2005 pursuant to the Exchange Act, setting forth Fidelity’s beneficial ownership as of

December 31, 2004. Fidelity has sole voting power over 20,900 of these shares and sole dispositive power over all of these shares.

(4)	Based solely upon a Schedule 13G/ A filed by Wellington Management Company, LLP (“Wellington”) on February 14, 2005 pursuant to the Exchange Act, setting forth Wellington’s beneficial ownership as of December 31, 2004. Wellington shares power to vote or to direct the vote with respect to 1,391,660 of these shares and shares power to dispose or to direct the disposition of all of these shares.

(5)	Based solely upon a Schedule 13G filed by parties affiliated with Scout Capital Management, L.L.C. and Scout Capital, L.L.C. (“Scout”) on June 28, 2005 pursuant to the Exchange Act, setting forth Scout’s beneficial ownership as of June 21, 2005. Scout shares power to vote or to direct the vote and to dispose or to direct the disposition of all of these shares.

(6)	Based solely upon a Schedule 13G/ A filed by M.A. Weatherbie & Co., Inc. (“Weatherbie”) on February 10, 2005 pursuant to the Exchange Act, setting forth Weatherbie’s beneficial ownership as of December 31, 2004. Weatherbie, a registered investment advisor, disclaims ownership of all of these shares, which are owned by several accounts managed by Wetherbrie, which has sole voting power over 1,133,718 of theses shares and sole dispositive power over all of these shares.

(7)	Includes 680 shares held by Mr. Shanaman’s spouse and 165,000 shares issuable upon exercise of outstanding stock options held by Mr. Shanaman that are exercisable within 60 days after July 31, 2005.

(8)	Includes 100,185 shares issuable upon exercise of outstanding stock options held by Mr. Farrell that are exercisable within 60 days after July 31, 2005.

(9)	Includes 112,500 shares issuable upon exercise of outstanding stock options held by Mr. Ryan that are exercisable within 60 days after July 31, 2005.

(10)	Includes 82,500 shares issuable upon exercise of outstanding stock options held by Dr. Bernstein that are exercisable within 60 days after July 31, 2005.

(11)	Includes 85,000 shares issuable upon exercise of outstanding stock options held by Dr. LoGerfo that are exercisable within 60 days after July 31, 2005.

(12)	Includes 60,250 shares issuable upon exercise of outstanding stock options held by Ms. Hooper that are exercisable within 60 days after July 31, 2005.

(13)	Includes 490 shares held by Mr. Maupay’s spouse and 40,000 shares issuable upon exercise of outstanding stock options held by Mr. Maupay that are exercisable within 60 days after July 31, 2005.

(14)	Includes 35,000 shares issuable upon exercise of outstanding stock options held by Mr. Burkhardt that are exercisable within 60 days after July 31, 2005.

(15)	Includes 23,436 shares issuable upon exercise of outstanding stock options held by Mr. Stone that are exercisable within 60 days after July 31, 2005.

(16)	Includes 18,750 shares issuable upon exercise of outstanding stock options held by Mr. Croninger that are exercisable within 60 days after July 31, 2005.

(17)	Includes 15,625 shares issuable upon exercise of outstanding stock options held by Mr. Eck that are exercisable within 60 days after July 31, 2005.

(18)	Includes 14,000 shares issuable upon exercise of outstanding stock options held by Mr. Pyle that are exercisable within 60 days after July 31, 2005.

(19)	Includes 4,000 shares issuable upon exercise of outstanding stock options held by Mr. Van Faasen that are exercisable within 60 days after July 31, 2005.

(20)	Includes 721,871 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days after July 31, 2005.

Equity Compensation Plan Information
      The following table provides information about the securities authorized for issuance under PolyMedica’s equity compensation plans as of March 31, 2005:

(c)
	(a)		(b)		Number of securities remaining
	Number of securities to		Weighted-average		available for future issuance
	be issued upon exercise		exercise price of		under equity compensation
	of outstanding options,		outstanding options,		plans (excluding securities
Plan Category	warrants and rights		warrants and rights		reflected in column (a))

Equity compensation plans approved by security holders(1)	3,175,958	(2)	$26.16	(2)	984,838	(3)
Equity compensation plans not approved by security holders

Total	3,175,958		$26.16		984,838

(1)	Consists of the following Company equity compensation plans: 1990 Stock Option Plan, 1992 Employee Stock Purchase Plan (the “1992 ESPP”), 1992 Directors’ Stock Option Plan, 1998 Stock Incentive Plan, the 2000 Plan, and the 2001 Employee Stock Purchase Plan (the “2001 ESPP”). Shares of Common Stock are available for issuance only under the 1992 ESPP, the 2000 Plan, and the 2001 ESPP.

(2)	Excludes 197,225 shares issuable under the 1992 ESPP and the 2001 ESPP in connection with the current and future offering periods; such shares are included in column (c) of the table.

(3)	Includes 787,613 shares available for issuance pursuant to the 2000 Plan. The 2000 Plan provides for the issuance of incentive stock options, non-qualified stock options, restricted stock and unrestricted stock to PolyMedica’s employees, officers, directors, consultants and advisors. Also includes 197,225 shares issuable under the 1992 ESPP and the 2001 ESPP in connection with the current and future offering periods.

ITEM ONE
ELECTION OF DIRECTORS
      PolyMedica has a classified Board consisting of three Class I Directors, three Class II Directors and four Class III Directors. After the Annual Meeting, the Class I, Class II and Class III Directors will serve until the annual meetings of shareholders to be held in 2007, 2008 and 2006, respectively, and until their respective successors are elected and qualified. At each annual meeting of shareholders, one class of directors is elected for a full term of three years to succeed the class whose term is expiring.
      The persons named in the enclosed proxy will vote to elect Thomas O. Pyle, Samuel L. Shanaman and Alan D. Solomont as Class II Directors, unless the authority to vote for the election of these nominees is withheld by marking the proxy to that effect. Mr. Pyle and Mr. Shanaman are currently Class II Directors of PolyMedica. John K.P. Stone III is also currently a Class II Director, but Mr. Stone has notified the Company that he will retire from his position as a member of the Board effective as of the Annual Meeting. Mr. Solomont is being nominated to fill the vacancy that will be created by Mr. Stone’s resignation.
      Mr. Pyle, Mr. Shanaman and Mr. Solomont will be elected to hold office until the 2008 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Mr. Pyle, Mr. Shanaman and Mr. Solomont have indicated their willingness to serve, if elected; however, if any of Mr. Pyle, Mr. Shanaman or Mr. Solomont should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board. It is not presently contemplated that any of the nominees will be unable to serve and the Board has no reason to believe that any of these nominees will be unable to serve if elected.
      Set forth below for each member of the Board, including the nominees for Class II Directors, is the name, age, length of service as a Company director, information provided to the Company by each such person concerning all positions he or she holds or has held with PolyMedica, his or her principal occupation and business experience for the past five years and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock of PolyMedica beneficially owned by him or her on July 31, 2005, and the percentage of all outstanding shares of Common Stock beneficially owned by him or her on such date, appears above under “Stock Ownership of Certain Beneficial Owners and Management.” John K.P. Stone III is currently a member of the Board, but the information below does not include information for Mr. Stone because of his plans to retire from his position as a member of the Board effective as of the Annual Meeting.
Directors Whose Terms
Expire in 2007
(Class I Directors)
Frank W. LoGerfo, M.D., age 64, has served as a director of PolyMedica since 1994.
      Dr. LoGerfo is Chief, Division of Vascular Surgery, Beth Israel Deaconess Medical Center. Dr. LoGerfo has served as William V. McDermott Professor of Surgery at Harvard Medical School since 1991.
Marcia J. Hooper, age 51, has served as a director of PolyMedica since 1991.
      Ms. Hooper has been a partner at Castile Ventures since 2002. From 1996 to 2002, she was a Vice President and Partner of Advent International Corporation. Ms. Hooper also served as General Partner of Viking Partners Capital Limited Partnership from 1994 to 1996 and as a General Partner of three venture capital funds of Ampersand Ventures from 1985 to 1993.
Edward A. Burkhardt, age 67, has served as a director of PolyMedica since May 2002.
      Mr. Burkhardt serves as President of Rail World, Inc. a company he founded, and heads several other rail operations in the U.S., Estonia and Poland. Mr. Burkhardt also served as Chairman and Chief Executive Officer of Wisconsin Central Transportation Corporation and as Chairman and Chief Executive Officer of English Welsh and Scottish Railway Ltd where he led the investor group that purchased five railway operations from the British Railway Board. Mr. Burkhardt also served as Chairman of Tranz Rail Ltd. Mr. Burkhardt currently serves as a director of Valeant Pharmaceuticals International.
Nominees for
Directors for Terms to
Expire in 2008
(Class II Directors)
Thomas O. Pyle, age 65, has served as a director of PolyMedica since June 2004.
      Mr. Pyle served as the Chief Executive Officer at Harvard Community Health Plan from 1978 to 1991 and as Chief Executive Officer of MetLife HealthCare from 1993 to 1994 where he initiated the combination of the MetLife health insurance business with that of Travelers. From 1976 to 1988 and from 2000 to 2002, Mr. Pyle served as non-executive Chairman at Controlled Risk Insurance Company, Ltd. Mr. Pyle was retired from 1994 to April 2001. From April 2001 to June 2003, Mr. Pyle served as Chairman of PrivaSource, a startup company focusing on HIPAA compliance. Mr. Pyle also served as Chief Executive Officer of PrivaSource from April 2001 to April 2002. Mr. Pyle currently serves as a director of Entegris Corp, and served as a director of its predecessor, Mykrolis Corporation from February 2001 to August 2005 and as its non-executive Chairman from January-August 2005. Mr. Pyle is a Director of the Pioneer Institute for Public Policy and Treasurer of Medical Education for South African Blacks.
Samuel L. Shanaman, age 64, has been Chairman since January 2004, Lead Director and Interim Chief Executive Officer from August 2002 to January 2004, Chief Executive Officer from January 2004 to September 2004 and has served as a director of PolyMedica since November 2001.
      From 1990 to 1998, Mr. Shanaman served in various roles at The J. Jill Group, Inc. including President and Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer. Mr. Shanaman was retired from 1998 to 2002. Mr. Shanaman served as a director of The J. Jill Group, Inc. from 1990 to December 2004.
Alan D. Solomont, age 56, has not previously served as a director of PolyMedica.
      Mr. Solomont is Chairman of SolomontBailis Ventures, LLC, which he established in 1998. During the prior ten years, Mr. Solomont was Founder, Chairman, and Chief Executive Officer of The A.D.S. Group, a management, development, and consulting organization that built New England’s premier network of eldercare services. Presently the Vice-Chairman of the Board of Trustees of the Boston Medical Center and the incoming Chairman of the Hebrew Senior Life, Mr. Solomont also serves on the boards of Jewish Community Housing for the Elderly, the Jewish Fund for Justice, and Combined Jewish Philanthropies of Greater Boston, SchoolSports and Allegiance Hospice Group and as a trustee of Tufts University. Mr. Solomont also serves as a director of Boston Private Bank & Trust Company, a trust company for which Boston Private Financial Holdings, Inc., a publicly traded company, serves as the parent holding company.
Directors Whose Terms
Expire in 2006
(Class III Directors)
Daniel S. Bernstein, M.D., age 78, has served as a director of PolyMedica since 1992.
      Dr. Bernstein has been a physician at Brigham Medical Associates, Boston, Massachusetts, since 1993; a lecturer at Harvard Medical School, Cambridge, Massachusetts, since 1993; and Clinical Professor of Medicine Emeritus, Boston University School of Medicine since 1973.

Walter R. Maupay, Jr., age 66, has served as a director of PolyMedica since May 2002 and as Lead Director since January 2004.
      Mr. Maupay also served as a director of PolyMedica from 1990 through March 1995. Mr. Maupay was President of Merck & Co., Inc.’s Calgon Vestal Laboratories division from 1988 to 1994, culminating a 33-year career as an executive at Merck. He continued as President of Calgon Vestal after its sale to Bristol-Myers Squibb in 1994 where he directed Calgon Vestal’s transition and integration teams prior to retiring in 1995. Mr. Maupay currently serves as a director of Life Medical Sciences, Inc., Kensey Nash Corporation and Cubist Pharmaceuticals, Inc.
Patrick T. Ryan, age 47, has served as a director of PolyMedica since September 2004.
      Mr. Ryan joined PolyMedica in September 2004 as President, Chief Executive Officer and Director. He has been in the healthcare field since 1980, with specific experience in operations, strategic development, service, sales and finance. Most recently, Mr. Ryan served as the Chairman and Chief Executive Officer of Physicians Dialysis, Inc. From the company’s inception in 2000, Mr. Ryan led Physicians Dialysis, Inc. through several rounds of financing and created a nationwide network of 24 dialysis clinics. Physicians Dialysis was the nation’s sixth largest dialysis provider when it was acquired in September 2004. Previously, Mr. Ryan served as President and Chief Executive Officer of Principalcare Inc., a company specializing in women’s healthcare. Mr. Ryan also served as President and Chief Executive Officer of ImageAmerica Inc., a publicly-traded company that provided multi-modality medical diagnostic imaging services. Mr. Ryan has served as a director for numerous private companies and three public companies. In July 2005, Mr. Ryan was appointed as a director of Affiliated Managers Group, Inc., a public company.
William C. Van Faasen, age 56, has served as a director of PolyMedica since May 2005.
      Mr. Van Faasen is currently Chairman of Blue Cross & Blue Shield of Massachusetts, or BCBSMA. Mr. Van Faasen served as Chief Executive Officer of BCBSMA for almost 13 years. He joined BCBSMA as Executive Vice President and Chief Operating Officer in 1990. Mr. Van Faasen began his career with the Blue Cross Blue Shield of Michigan in 1972, where he held various positions in operational, marketing and healthcare affairs prior to his appointment as Senior Vice President, Operational Services, from 1988 to 1990. Mr. Van Faasen also has significant public and private company board experience, currently serving on the Boards of Directors of IMS Health, Liberty Mutual Group, and NSTAR, as well as the United Way of Massachusetts Bay and honorary director of Greater Boston Chamber of Commerce.
CORPORATE GOVERNANCE
      PolyMedica’s Board of Directors has long believed that good corporate governance is important to ensure that PolyMedica is managed for the long-term benefit of shareholders. During the past year, PolyMedica’s Board of Directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002, recently revised SEC rules and regulations and the recently revised listing standards of NASDAQ. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on the Company’s website at www.polymedica.com. Alternatively, you can request a copy of any of these documents by writing to Secretary, PolyMedica Corporation, 11 State Street, Woburn, MA 01801.
Corporate Governance Guidelines
      The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve in the best interests of the Company and its shareholders. These guidelines, which provide a framework for the conduct of the Board’s business, include that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	when the chairman of the Board is not an independent director, that the non-management members of the Board must appoint a Lead Director;

•	the non-management directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.
Board Determination of Independence
      Under applicable NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of Ms. Hooper, Drs. Bernstein and LoGerfo and Messrs. Burkhardt, Maupay, Pyle, Van Faasen or Solomont has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.
Board Meetings and Attendance
      The Board met 9 times during the year ended March 31, 2005, either in person or by teleconference. During the year ended March 31, 2005, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.
Director Attendance at Annual Meeting of Shareholders
      Resolutions adopted by the Board on May 21, 2004 provide that directors are expected to attend the annual meeting of shareholders. All members of the Board of Directors attended the 2004 Annual Meeting of Shareholders held on September 17, 2004.
Board Committees
      The Board of Directors has established standing Audit, Compensation, and Nominating and Corporate Governance committees. Each committee operates under a charter that has been approved by the Board. A current copy of each committee’s charter is posted on the Corporate Governance section of the Company’s website, www.polymedica.com.
      The Board of Directors has determined that all of the members of each committee are independent as defined under the NASDAQ rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the NASDAQ rules that apply to the Company until the date of the Annual Meeting and otherwise satisfy NASDAQ’s eligibility requirements for Audit Committee membership.
      Audit Committee. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditors;

•	overseeing the work of the Company’s independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	coordinating the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct and ethics;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on pages 12 and 13 of this proxy statement).
      The Board of Directors has determined that Ms. Hooper is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.
      During the fiscal year ended March 31, 2005, the Audit Committee met 21 times and the members of the committee were Ms. Hooper (Chair) and Messrs. Burkhardt, Maupay and Pyle. Mr. Pyle resigned from the Audit Committee effective January 18, 2005.
      Compensation Committee. The Compensation Committee’s responsibilities include:

•	annually reviewing and making recommendations to the Board with respect to the corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation;

•	reviewing and recommending to the Board the compensation level for the CEO;

•	after receiving recommendations from the CEO, reviewing and approving the compensation of the Company’s other executive officers;

•	reviewing and making recommendations to the Board with respect to modifications to the Company’s cash compensation and equity incentive plans and all grants pursuant to such plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.
      During the fiscal year ended March 31, 2005, the Compensation Committee met 16 times and the members of the committee included Dr. Bernstein (Chair, prior to January 18, 2005), Ms. Hooper, Dr. LoGerfo and Mr. Pyle (Chair as of January 18, 2005). On January 18, 2005, Dr. LoGerfo resigned from the Compensation Committee, and Mr. Pyle replaced Dr. Bernstein as Chair. On May 16, 2005, Mr. Van Faasen joined the Compensation Committee.
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.
      During the fiscal year ended March 31, 2005, the Nominating and Corporate Governance Committee met 8 times and the members of the committee were Mr. Maupay (Chair), Dr. Bernstein and Mr. Burkhardt. Mr. Van Faasen joined the Nominating and Corporate Governance Committee on May 16, 2005.
      Executive Committee. PolyMedica has a standing Executive Committee of the Board which, among other things, is empowered to act on behalf of the Board in circumstances where prompt action is required and it is not feasible to convene a meeting of the Board. The Executive Committee also acts as a convenient forum in which the chairpersons of the Audit, Nominating and Corporate Governance and Oversight Committees can meet with the Chief Executive Officer and General Counsel to prepare for, set agendas for, and report on, meetings of the full Board of Directors and of those committees. During the fiscal year ended March 31, 2005, the members of the Executive Committee were Mr. Ryan (Chair), Ms. Hooper and Messrs. Maupay, Shanaman, Denton and Stone. The Executive Committee met 10 times during the fiscal year ended March 31, 2005. On March 18, 2005, Mr. Denton resigned from the Board of Directors and the Oversight, Special, Search and Executive Committees. Dr. LoGerfo and Mr. Pyle joined the Executive Committee on May 16, 2005.
      Compliance Committee. PolyMedica formed a Compliance Committee of the Board on January 18, 2005, which, among other things, oversees the Company’s compliance program and plan, to promote compliance with all federal and state laws and regulations, and the program requirements of federal and private health care programs. During the fiscal year ended March 31, 2005, the Compliance Committee held 4 meetings and the members of the committee were Drs. Bernstein and LoGerfo (Chair) and Mr. Maupay.
      Oversight Committee. PolyMedica had a standing Oversight Committee of the Board, which, among other things, oversaw the pending governmental investigations and related litigation matters of PolyMedica. During the fiscal year ended March 31, 2005, the Oversight Committee held 10 meetings and the members of the committee were Mr. Denton (Chair), Mr. Maupay and Dr. LoGerfo. On January 18, 2005, the Oversight Committee was dissolved by the Board of Directors.
      Search Committee. PolyMedica had an ad hoc Search Committee of the Board (the “Search Committee”), which coordinated the Company’s search process for potential candidates for the position of Chief Executive Officer and conducted interviews of prospective Board candidates. During the fiscal year ended March 31, 2005, the Search Committee held 7 meetings and the members of the committee were Ms. Hooper and Messrs. Maupay and Denton. On October 29, 2004, the Search Committee was dissolved by the Board of Directors.
      There are no family relationships between or among any officers or directors of PolyMedica.
Director Candidates
      The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.
      In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all shareholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the Board to fulfill its responsibilities.
      Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, PolyMedica Corporation, 11 State Street, Woburn, MA 01801. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the

Board determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.
      Shareholders also have the right under the Company’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Deadline for Submission of Shareholder Proposals for the 2006 Annual Meeting.” Candidates nominated by shareholders in accordance with the procedures set forth in the bylaws will not be included in the Company’s proxy card for the next annual meeting.
      Mr. Pyle, who was appointed to fill a vacancy on the Board of Directors in June 2004, was identified as a suitable candidate by a current member of the Board of Directors and interviewed by the Search Committee prior to his recommendation by the Nominating and Corporate Governance Committee and appointment by the Board.
      Mr. Van Faasen, who was appointed to fill a vacancy on the Board of Directors in May 2005, was identified as a suitable candidate by a current member of the Board of Directors and interviewed by the Nominating and Corporate Governance Committee prior to his recommendation by the Nominating and Corporate Governance Committee and appointment by the Board.
      Mr. Solomont was identified as a suitable candidate by the Nominating and Corporate Governance Committees and was interviewed by the members of the Board of Directors prior to his recommendation for nomination by the Nominating and Corporate Governance Committee.
Communicating with the Independent Directors
      The Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The Lead Director, Walter R. Maupay, Jr., with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate.
      Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Director, with the assistance of the Company’s General Counsel, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.
      Shareholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Corporate Secretary, PolyMedica Corporation, 11 State Street, Woburn, MA 01801.
Code of Conduct and Ethics
      The Company has adopted a written Code of Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.polymedica.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.
Report of the Audit Committee of the Board
      The Audit Committee reviewed PolyMedica’s audited financial statements for the fiscal year ended March 31, 2005 and discussed these financial statements with PolyMedica’s management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, PolyMedica’s independent auditors.

      PolyMedica’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and the independence of the auditors from PolyMedica. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to PolyMedica which are referred to in “Independent Auditor Fees and Other Matters” is compatible with maintaining such auditors’ independence and concluded that they were.
      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to PolyMedica’s Board that the audited financial statements be included in PolyMedica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005.
      By the Audit Committee of the Board of Directors of PolyMedica:

Marcia J. Hooper, Chair
Edward A. Burkhardt
Walter R. Maupay, Jr.
Directors’ Compensation
      Non-employee directors receive annual retainers of $30,000 plus $2,000 or $1,000 per board meeting for attending in person or by telephone, respectively. Committee members earn $1,000 per committee meeting for meetings lasting in excess of one hour, in addition to reimbursement for travel expenses to and from board and committee meetings. Members of the Search Committee received $8,000 per month in lieu of a per committee meeting fee; in addition, Mr. Maupay was reimbursed $500 for each instance of travel to a Search Committee meeting. Directors who are officers or employees of PolyMedica do not receive any additional compensation for their services as directors.
      Non-employee directors are also entitled to participate in the 2000 Plan, which, among other things, provides for discretionary grants of non-qualified stock options to non-employee members of the Board. The following stock option grants were made pursuant to the 2000 Plan to non-employee members of PolyMedica’s Board during the fiscal year ended March 31, 2005:

•	Each of Ms. Hooper, Messrs. Burkhardt, Denton, Pyle and Maupay and Drs. Bernstein and LoGerfo was granted a fully-vested option to purchase 10,000 shares of Common Stock, at an exercise price of $29.68 per share, on September 17, 2004. Mr. Pyle was also granted an option to purchase 4,000 shares of Common Stock, at an exercise price of $30.88 per share, on June 10, 2004, shortly after being named to the Company’s Board of Directors and select committees.

Compensation of Executive Officers
      Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three fiscal years of PolyMedica’s Chief Executive Officer, PolyMedica’s three other most highly compensated executive officers who were serving as executive officers on March 31, 2005, one of whom, William B. Eck, is listed under the Former Executive Officers caption, as he resigned from the Company effective June 1, 2005, and three former executive officers who served in such capacity during fiscal 2005 (collectively, the “Named Executive Officers”). Mr. Fred H. Croninger, III, currently Vice President of Finance and Administration, served as Chief Financial Officer until February 2005, at which time he resigned from his post as an executive officer. All share amounts in the table reflect PolyMedica’s two-for-one stock split effected on September 29, 2003.
SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation(1)
							Securities
				Other Annual	Restricted		Underlying	All Other
			Bonus	Compensation	Stock		Options	Compensation
Name and Principal Position	Year	Salary ($)	($)(2)	($)(3)	Awards		(#)(4)	($)(5)

Patrick T. Ryan	2005	$325,000	$325,000	$10,175	$483,750	(6)	450,000	$6,103
President, Chief Executive Officer
and Director

Stephen C. Farrell	2005	370,201	296,382	12,287	—		60,000	48,273
Senior Vice President and Chief Operating Officer; President,	2004	283,750	212,022	12,265	—		150,000	40,412
Liberty Healthcare Group, Inc.	2003	234,846	225,504	—	—		44,000	21,950

Keith W. Jones	2005	43,750	143,333	—	—		300,000	3,392
Chief Financial Officer

Former Executive Officers

Samuel L. Shanaman	2005	351,465	250,000	80,754	—		—	12,116
Former Chief Executive Officer	2004	191,371	748,219	—	192,950	(7)	240,000	1,201
	2003	8,880	—	—	315,390	(8)	—	—

William B. Eck	2005	326,928	275,000	17,285	—		50,000	8,813
Former Senior Vice President,	2004	25,000	100,000	—	—		50,000	66
Chief of Healthcare Affairs and
General Counsel

John K. P. Stone, III	2005	406,379	196,492	608,828	—		—	42,887
Former Senior Vice President	2004	373,846	279,036	10,433	—		—	65,070
and General Counsel	2003	285,646	343,460	3,081	—		150,000	40,190

Fred H. Croninger, III	2005	246,454	141,507	12,885	—		40,000	17,400
Vice President of Finance and	2004	256,515	144,445	3,492	—		70,000	3,624
Administration and former
Chief Financial Officer

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total salary and bonus for each Named Executive Officer for such fiscal year, with the exception of auto allowances, which PolyMedica has historically reported.

(2)	These amounts were either paid or accrued for the year shown.

(3)	All amounts represent auto allowances for all Named Executive Officers, except for the former Chief Executive Officer and former Senior Vice President and General Counsel. The amount listed for the former Chief Executive Officer represents the value of a retirement award he received from the Company upon his resignation as Chief Executive Officer effective September 27, 2004. The amount listed for the former Senior Vice President and General Counsel represents an auto allowance for $8,828 and a lump sum retirement payment of $600,000, which he received upon the execution of his retirement agreement on October 20, 2004.

(4)	Represents options to purchase Common Stock granted under the Company’s 2000 Plan and 1998 Stock Incentive Plan.

(5)	Represents PolyMedica’s matching cash contribution paid and/or accrued under PolyMedica’s 401(k) Plan, amounts paid by PolyMedica for group term life insurance and amounts credited to the individual’s account with the deferred compensation plan, other than voluntary deferrals from salary and bonus. Mr. Ryan received $833 in taxable group term life benefits and $5,270 in deferred compensation credits in 2005. Mr. Farrell received $6,739, $6,702 and $6,154 in 401(k) matching contributions in 2005, 2004 and 2003, respectively, $546, $406 and $333 in group term life benefits in 2005, 2004 and 2003, respectively, and $40,988, $33,304 and $15,463 in deferred compensation credits in 2005, 2004 and 2003, respectively. Mr. Jones received $59 in group term life benefits and $3,333 in deferred compensation credits in 2005. Mr. Shanaman received $3,377 and $1,201 in group term life benefits in 2005 and 2004, respectively, and $8,739 in deferred compensation credits in 2005. Mr. Eck received $2,641 in 401(k) matching contributions in 2005, $793 and $66 in group term life benefits in 2005 and 2004, respectively, and $5,379 in deferred compensation credits in 2005. Mr. Stone received $3,242, $7,415 and $2,492 in 401(k) matching contributions in 2005, 2004 and 2003, respectively, $5,117, $4,771 and $12,113 in group term life benefits in 2005, 2004 and 2003, respectively, and $34,528, $52,884 and $25,585 in deferred compensation credits in 2005, 2004 and 2003, respectively. Mr. Croninger received $6,244 and $1,897 in 401(k) matching contributions in 2005 and 2004, respectively, $1,650 and $1,727 in group term life benefits in 2005 and 2004, respectively, and $9,506 in deferred compensation credits in 2005.

(6)	Represents a restricted stock award of 15,000 on March 18, 2005 having a fair market value on the date of grant of $483,750, which represents the then fair market value of the Company’s unrestricted Common Stock on NASDAQ less the aggregate purchase price of the shares. As of March 31, 2005, the Company’s fiscal year end, Mr. Ryan’s restricted stock holdings had a value of $476,250, as calculated pursuant to Item 402(b)(2)(iv) (A) of Regulation S-K. These shares of restricted Common Stock are entitled to receive dividends as, if and when declared by the Board with respect to shares of the Company’s Common Stock. More information with respect to these grants of restricted stock may be found under the caption “Employment Agreements.”

(7)	Represents restricted stock awards of an aggregate of 10,000 shares on July 11, 2003 having an aggregate fair market value on the date of grant of $192,950, which represents the then fair market value of the Company’s unrestricted Common Stock on NASDAQ less the aggregate purchase price of the shares. As of March 31, 2004, the Company’s fiscal year end, Mr. Shanaman’s restricted stock holdings had a value of $268,000, as calculated pursuant to Item 402(b)(2)(iv)(A) of Regulation S-K. These shares of restricted Common Stock are entitled to receive dividends as, if and when declared by the Board with respect to shares of the Company’s Common Stock.

(8)	Represents restricted stock awards of an aggregate of 23,890 shares on October 7, 2002 and March 14, 2003, having an aggregate fair market value on the date of grant of $315,390, which represents the then fair market value of the Company’s unrestricted Common Stock on NASDAQ less the aggregate purchase price of the shares. As of March 31, 2003, the Company’s fiscal year end, Mr. Shanaman’s restricted stock holdings had a value of $363,606, as calculated pursuant to Item 402(b)(2)(iv)(A) of Regulation S-K. These shares of restricted Common Stock are entitled to receive dividends as, if and when declared by the Board with respect to shares of the Company’s Common Stock. More information with respect to these grants of restricted stock may be found under the caption “Employment Agreements.”

      Option Grants. The following table sets forth certain information regarding options to purchase PolyMedica’s Common Stock granted during the fiscal year ended March 31, 2005 by PolyMedica to the Named Executive Officers. All share amounts in the table reflect PolyMedica’s two-for-one stock split effected on September 29, 2003.
OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable
						Value at Assumed
	Number of		Percent of			Annual Rates of
	Securities		Total Options			Stock Price Appreciation
	Underlying		Granted to	Exercise		for Option Term(3)
	Options		Employees in	Price	Expiration
Name	(#)(1)		Fiscal Year	($/Sh)(2)	Date	5%	10%

Patrick T. Ryan	300,000	(4)	19.97%	$29.82	09/27/2014	$5,626,091	$14,257,620
	150,000	(4)	9.98%	$32.26	03/18/2015	3,043,221	7,712,120

Stephen C. Farrell	60,000	(5)	3.99%	$34.75	11/12/2014	1,311,245	3,322,953

Keith W. Jones	300,000	(5)	19.97%	$34.85	02/09/2015	6,575,093	16,662,577

Former Executive Officers

William B. Eck	50,000	(5)	3.33%	$35.13	08/30/2005	87,825	175,650

Fred H. Croninger, III	40,000	(5)	2.66%	$34.75	11/12/2014	874,164	2,215,302

(1)	Each option granted contains standard change-of-control and acceleration provisions pursuant to the 2000 Plan, as modified by an executive retention agreement entered into between PolyMedica and the recipient. See “Employment Agreements” below for further information.

(2)	The exercise price of each option was equal to the fair market value per share of PolyMedica’s Common Stock on the date of grant as determined by the Board on the date of grant.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted to their expiration date and are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

(4)	This option vests and becomes exercisable as to 25% of such shares on September 27, 2005 and the remaining 75% of such shares vest over twelve equal quarterly installments following the first vesting date.

(5)	This option vests and becomes exercisable as to 25% of such shares one year from the grant date and the remaining 75% of such shares vest over twelve equal quarterly installments following the first vesting date.

      Fiscal Year-End Option Values. The following table sets forth the number and value of stock options exercised during the fiscal year ended March 31, 2005 by each of the Named Executive Officers and the number of unexercised options held by each Named Executive Officer on March 31, 2005. All share amounts in the table reflect PolyMedica’s two-for-one stock split effected on September 29, 2003.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End(2)
	Acquired on	Value
Name	Exercise (#)	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Patrick T. Ryan	—	$—	—	450,000	$—	$582,000
Stephen C. Farrell	88,568	1,845,879	88,061	177,377	800,921	743,479
Keith W. Jones	—	—	—	300,000	—	—
Former Executive Officers
Samuel L. Shanaman	—	—	150,000	105,000	1,218,300	676,200
William B. Eck	—	—	15,625	84,375	92,813	204,188
John K. P. Stone, III	141,405	2,956,484	11,719	46,876	207,602	816,581
Fred H. Croninger, III	12,500	235,785	14,375	83,125	128,831	454,031

(1)	Based upon the fair market value of PolyMedica’s Common Stock on the exercise date less the aggregate exercise price of the option.

(2)	Based on the difference between the last sales price of PolyMedica’s Common Stock on NASDAQ on March 31, 2005 ($31.76 per share) and the option exercise price, multiplied by the number of shares underlying such options.
Employment Agreements
      PolyMedica has entered into an employment agreement and retention agreement with Patrick T. Ryan effective September 27, 2004. Mr. Ryan was also appointed as a member of the Company’s Board of Directors in September 2004. Pursuant to the terms of the employment agreement, Mr. Ryan will be employed by the Company for one year and receives a base salary of $650,000. If Mr. Ryan continues to remain in the employ of the Company beyond the initial employment period, the employment agreement will continue on a month-to-month basis. Mr. Ryan is also eligible to receive an annual bonus at the sole discretion of the Compensation Committee and is eligible to participate in all benefit programs the Company makes available to other employees and executives, including health insurance, life insurance, and stock based compensation. In connection with the transaction, Mr. Ryan also received an option to purchase 300,000 shares of Common Stock at an exercise price of $29.82; of which 112,500 shares vest on the first anniversary of the grant date, September 27, 2005, with the remaining option shares becoming exercisable at the rate of 6.25% of the original number of shares granted on each December 31st, March 31st, June 30th and September 30th thereafter until the option is fully vested. Mr. Ryan also received an option to purchase 150,000 shares of Common Stock at an exercise price of $32.26 and 15,000 restricted shares with a fair market value on the date of the grant of $483,750 excluding the $0.01 per share purchase price; of which 25% vest on the first anniversary of the grant date, September 27, 2005, with the remaining option and restricted shares becoming vested at a rate of 6.25% of the original number of shares granted on each December 31, March 31, June 30 and September 30 thereafter until the option and shares are fully vested.
      The Company has the right to terminate the employment agreement with Mr. Ryan, at any time with or without cause, upon sixty (60) days’ written notice. If Mr. Ryan’s employment agreement is terminated without cause, PolyMedica shall continue to pay Mr. Ryan at his then current base salary for the greater of the remainder of the employment term or 24 months.

      Pursuant to the terms of the retention agreement with Mr. Ryan, which has a term of two years, upon the occurrence of a change of control, each outstanding option held by Mr. Ryan will become immediately exercisable in full and each outstanding restricted stock award will become fully vested. If Mr. Ryan’s employment is terminated by PolyMedica without cause or by Mr. Ryan for good reason within 24 months following a change in control, in addition to any other post-termination benefits which an officer is eligible to receive under any plan or program of PolyMedica, Mr. Ryan shall receive (i) his base salary through the date of termination, (ii) pro-rata bonus for the number of days of the fiscal year prior to the date of termination and (iii) a lump sum payment equal to 2.99 times the sum of his highest base salary and highest bonus during the three-year period prior to the change in control. Mr. Ryan shall be entitled to a continuation of all employee benefits during the 12-month period following employment termination. The retention agreement provides that the amount of severance benefits payable to the officer shall be reduced by an amount necessary to avoid triggering any penalty taxes under Section 280(g) of the Internal Revenue Code of 1986, as amended (the “Code”).
      Effective September 27, 2004, Stephen C. Farrell was appointed to the position of Senior Vice President and Chief Operating Officer of PolyMedica. Mr. Farrell also serves as President of Liberty Healthcare Group, Inc., the Company’s principal operating subsidiary. Previously, Mr. Farrell held the position of Senior Vice President of the Company. Mr. Farrell’s employment and retention agreements were not amended in connection with this appointment. Pursuant to the terms of his employment agreement, Mr. Farrell receives a base salary of $384,000, which is reviewed annually by the Compensation Committee. Mr. Farrell is eligible to receive an annual bonus payment in an amount, if any, to be determined by the Compensation Committee.
      Both Mr. Farrell and PolyMedica have the right to terminate Mr. Farrell’s employment agreement at any time with or without cause upon 30 days’ prior written notice. Notwithstanding the foregoing, if at any time during the term of an employment agreement Mr. Farrell’s employment is terminated without cause, PolyMedica shall continue to pay him at his then current base salary for 18 months.
      Pursuant to the terms of Mr. Farrell’s retention agreement, which has a term of two years, upon the occurrence of a change in control of PolyMedica, all outstanding stock options held by Mr. Farrell shall become exercisable in full. In addition, if Mr. Farrell’s employment is terminated by PolyMedica without cause or by Mr. Farrell for good reason within 24 months following such change in control (or in anticipation of a change in control), in addition to any other post-termination benefits which the officer is eligible to receive under any plan or program of PolyMedica, Mr. Farrell shall receive a lump sum payment equal to twice the sum of his highest base salary and highest bonus during the three-year period prior to the change in control, and Mr. Farrell shall be entitled to a continuation of all employee benefits during the 12-month period following employment termination. The executive retention agreement provides that the amount of severance benefits payable to such officers shall be reduced by an amount necessary to avoid triggering any penalty taxes under Section 280(g) of the Code. The severance payments under the executive retention agreements are in lieu of any severance provided for in the employment agreements.
      Mr. Farrell has also agreed not to compete with PolyMedica for one year following termination of his employment.
      On February 9, 2005, PolyMedica entered into employment and retention agreements with Keith W. Jones. Mr. Jones was appointed to Chief Financial Officer of the Company on February 14, 2005. Pursuant to the terms of his employment agreement, Mr. Jones’ shall be employed by the Company from February 9, 2005 through August 31, 2006, received a signing bonus of $100,000 and shall receive an annual salary of $325,000. Mr. Jones is also eligible for an annual bonus at the discretion of the Compensation Committee and is eligible to participate in all benefit programs the Company makes available to other employees and executives, including health insurance, life insurance, and stock based compensation. Mr. Jones received a non-qualified stock option for 300,000 shares of common stock at an exercise price of $34.85 with a term of 10 years; of which 75,000 shares vest on the first anniversary of the employment date with the remaining option shares becoming exercisable at the rate of 6.25% of the original number of shares granted on each March 31st, June 30th, September 30th and December 31st thereafter until the option is fully vested.

      The Company has the right to terminate the employment agreement with Mr. Jones, at any time with or without cause, upon 60 days’ written notice. If Mr. Jones’ employment agreement is terminated without cause, PolyMedica shall continue to pay Mr. Jones at his then current base salary for the greater of the remainder of the employment term or 18 months. Mr. Jones has the right to terminate his employment agreement with 180 days’ written notice to the Company. If Mr. Jones continues to remain in the employ of the Company beyond his employment period, the employment agreement will continue on a month-to-month basis.
      Mr. Jones’ retention agreement has a term of two years, and provides, upon the occurrence of a change of control, each outstanding stock option held by Mr. Jones will become immediately exercisable in full and each outstanding restricted stock award will become fully vested. To the extent his employment is terminated by the Company within 24 months of such change of control for reasons other than cause, disability or death, payment by the Company of (a) his base salary through the date of termination, (b) pro-rata bonus for the number of days of the fiscal year prior to the date of termination and (c) an amount equal to twice Mr. Jones’ highest annual base salary during the three-year period prior to such change of control and twice Mr. Jones’ average bonus payment over the same three-year period. Mr. Jones shall be entitled to a continuation of all employee benefits during the 12-month period following employment termination. The retention agreement provides that the amount of severance benefits payable to the officer shall be reduced by an amount necessary to avoid triggering any penalty taxes under Section 280(g) of the Internal Revenue Code, as amended.
Employment Agreements of Former Named Executive Officers
      As a result of PolyMedica’s hiring of Mr. Ryan and the resignation of Samuel L. Shanaman from the position of Chief Executive Officer, Mr. Shanaman’s employment agreement, dated June 14, 2004, terminated effective September 27, 2004. Mr. Shanaman remains Chairman of PolyMedica’s Board of Directors and was an employee of the Company for transition purposes through May 16, 2005. Mr. Shanaman’s retention agreement, dated June 14, 2004 terminated effective May 16, 2005.
      On October 20, 2004, PolyMedica entered into a retirement agreement with John K.P. Stone III pursuant to which Mr. Stone retired as PolyMedica’s General Counsel. Pursuant to his retirement agreement, PolyMedica agreed to: (i) pay Mr. Stone a lump sum payment of $600,000 as retirement pay; (ii) pay Mr. Stone his current base salary for 18 months and three quarters of the bonus he would have received had he remained employed as a senior executive of the Company for the full fiscal year 2005; (iii) provide Mr. Stone with continued health insurance for 18 months after his retirement or until he becomes covered by other health insurance or becomes employed; (iv) continue to provide at the Company’s expense life insurance on the life of Mr. Stone for 24 months in the amount of $400,000; (v) until the current lease term expires in July 2006, continue to pay the lease payments and all related expenses for Mr. Stone’s automobile; (vi) grant Mr. Stone ownership of the laptop computer and Blackberry handheld device he was using at the time of his retirement and (vii) pursuant to the Company’s Articles of Organization, indemnify Mr. Stone for all reasonable legal fees associated with pending litigation in which he is a named party. Mr. Stone agreed to cooperate fully with the Company in the defense or prosecution of any claims or actions or investigations, which already have been brought involving the Company before any Governmental Entity. Mr. Stone also agreed to remain subject to non-disclosure and non-competition agreements.
      Effective June 1, 2005, William B. Eck resigned from the position of Senior Vice President, Chief of Healthcare Affairs, and General Counsel. In connection with his resignation, Mr. Eck’s employment and retention agreements with the Company, each of which were dated March 1, 2004, terminated.
      As a result of PolyMedica naming Mr. Jones as its Chief Financial Officer, Mr. Fred H. Croninger resigned from the Chief Financial Officer position effective February 14, 2005 and has been appointed to the position of Vice President, Finance and Administration. Mr. Croninger’s employment agreement, previously described in the Company’s 2004 proxy statement, has not been amended in connection with the resignation.
Executive Savings Plan/ Deferred Compensation Plan
      In order to address certain requirements of the new Section 409A of the Code as enacted by the American Jobs Creation Act of 2004, on December 13, 2004 the Compensation Committee of the Board of

Directors of PolyMedica approved the cessation of contributions to the Company’s Deferred Compensation Plan and adopted the PolyMedica Corporation Executive Savings Plan, effective January 1, 2005.
      The terms of the Executive Savings Plan generally mirror the terms of the Company’s former Deferred Compensation Plan. The Executive Savings Plan allows a select group of management of the Company or certain of the Company’s affiliates to elect to defer up to 25% of their salary and up to 100% of their regular bonuses and performance-based bonuses. Amounts deferred by an executive are credited to an in-service account for his or her benefit or to a retirement account, at the participant’s election. PolyMedica also provides additional credits to the executive’s accounts. The Company will credit an amount equal to the compensation deferred by a participant to that participant’s account under the Executive Savings Plan, up to an amount that is the lesser of 3% of the amount by which the participant’s compensation for the plan year exceeds the compensation limit under Section 401(a)(17) of the Code for the plan year or 50% of the participant’s deferrals for the plan year. With respect to certain participants, the Company will further credit to such participant’s account an employer contribution equal to 6.2% of the excess, if any, of the participant’s annual compensation over the Social Security wage base for that year.
      The account of each executive is credited with earnings and losses as though the accounts were invested in the investment choices available under the Trust as selected by each executive. An executive can specify a date on which distributions from an in-service account are to commence, which date must be 2 years from the end of the Plan Year in which contributions are made to such account. Distributions from an in-service account shall start the earlier of the distribution date specified by the executive or the month immediately following the executive’s separation from service or termination by reason of death or disability. A distribution from an executive’s retirement account shall begin one month after the executive’s separation from service or termination by reason of death or disability. However, if an employee is a key employee in no event shall distributions be made before the date that is 6 months after the date of the participant’s separation from service, or if earlier, the executive’s death or disability. Distributions are made in a lump sum or in at least four but not more than 60 (15 years) quarterly installments. In the event of an unforeseeable emergency, the participant may withdraw the lesser of the amount necessary to meet the emergency or the value of the participant’s account reduced by applicable withholding tax. Finally, upon the occurrence of a change of control of the Company, the full value of the participant’s account will be distributed in a lump sum. An executive may not assign or pledge his rights to payment under the plan.
      Payment of benefits under the Executive Savings Plan is made from PolyMedica’s general assets. PolyMedica has set funds aside in a grantor trust for the purpose of satisfying its obligations under the Executive Savings Plan. The assets of this trust are subject to the claims of PolyMedica’s creditors. No executive has any rights under the Executive Savings Plan greater than the rights of an unsecured general creditor of PolyMedica.
Compensation Committee Interlocks and Insider Participation
      During the fiscal year ended March 31, 2005, the members of the Compensation Committee included Dr. Bernstein (Chair prior to January 18, 2005), Ms. Hooper, Dr. LoGerfo and Mr. Pyle (Chair after January 18, 2005). None of these individuals is, or has ever been an officer or employee of the Company.
Compensation Committee Report on Executive Compensation
      The PolyMedica executive compensation program is administered by a standing Compensation Committee, which was composed of four independent directors, Ms. Hooper, Drs. Bernstein and LoGerfo and Mr. Pyle during the year ended March 31, 2005. On January 18, 2005, Dr. LoGerfo resigned from the Compensation Committee and Mr. Pyle became Chair of the Compensation Committee. On May 16, 2005, Mr. Van Faasen, an independent director, joined the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of PolyMedica’s executive officers are reviewed by the full Board. The executive compensation program is designed to retain and reward senior executives who will lead PolyMedica and achieve business objectives within the markets in which PolyMedica competes. Accordingly, it is the goal of the Compensation Committee to have the compensation paid to a particular individual reflect the contribution made by the individual to the achievement of PolyMedica’s business objectives.
      In fiscal year 2004, the Compensation Committee retained an independent consultant to do an updated study of the compensation of PolyMedica’s executive officers. The study was completed in March 2004 and was considered by the Compensation Committee and the Board in setting executive officer salaries for fiscal 2005.

Executive Compensation Program
      Annual compensation for executive officers consisted of the following four fundamental elements:

•	Base salary;

•	Annual bonus;

•	Long-term incentive program; and

•	Deferred compensation.
      Prior to determining and granting any compensation element for fiscal 2005, the Compensation Committee reviewed the extent to which each executive officer had achieved his individual business objectives and the performance of PolyMedica in meeting its overall business objectives, including regulatory compliance and financial performance. The Compensation Committee also reviewed other companies in the industry at comparable stages of development and of similar capitalization. To retain and motivate senior executives, the Compensation Committee has sought to ensure that the executive officers are generally compensated in the top half of compensation paid by PolyMedica’s peer group. Each of the four elements of compensation is discussed below.
      Base Salary. The Compensation Committee adjusted salaries based on its assessment of each executive’s individual performance and increases in salaries paid by comparable companies.
      Bonuses. PolyMedica’s fiscal 2005 executive incentive compensation program provided for a cash pool to be paid out on the basis of achievement of specified compliance, financial and strategic targets and objectives of PolyMedica.
      Long-Term Incentive Compensation. PolyMedica’s long-term incentive compensation program is implemented through the periodic grant of stock options. PolyMedica’s stock option program promotes a long-term congruity of interest between PolyMedica’s employees and its shareholders and assists in the retention of executives. The number of shares to be granted to each participant generally reflects the position of the executive within PolyMedica and his or her contributions to PolyMedica’s achievement of the business plan and goals. Stock options are granted at or above the current market price on the date of the grant and generally vest over a four-year period to encourage key employees to continue in the employ of PolyMedica.
      Summary of Compensation of the Chief Executive Officers. Mr. Shanaman became interim Chief Executive Officer of PolyMedica in August 2002, and on January 13, 2004, he became the permanent Chief Executive Officer. Upon becoming the permanent Chief Executive Officer, Mr. Shanaman entered into an employment agreement with PolyMedica whereby he was eligible to receive $500,000 per year as salary and was eligible for a target bonus of 100% of his base salary. On September 27, 2004, Mr. Shanaman resigned as Chief Executive Officer of PolyMedica, and thereafter, remained as an employee of the Company for transitional purposes. From April 1, 2004 through September 27, 2004, Mr. Shanaman was paid $250,000 in cash and from September 28, 2004 through March 31, 2005 he was paid $101,465 in cash. He received a bonus equal to 100% of his salary earned while he was Chief Executive Officer. In determining Mr. Shanaman’s total compensation, the Compensation Committee sought to provide Mr. Shanaman with a salary package consisting of base salary, bonus compensation and equity compensation that is comparable to companies within PolyMedica’s peer group. Upon Mr. Shanaman’s retirement from the position of Chief Executive Officer, he received a retirement award equal to $80,754.

      On September 27, 2004, Mr. Ryan was appointed to Chief Executive Officer and entered into an employment agreement whereby he receives $650,000 per year as salary and is eligible for a target bonus of 100% of his base salary. In fiscal year 2005, Mr. Ryan received $325,000 in salary and a bonus of $325,000, which was paid in accordance with the Executive Compensation Program — Bonuses discussed above. In addition, Mr. Ryan received two separate grants of stock options to purchase Common Stock: one option for 300,000 shares of Common Stock at $29.82 per share and one option for 150,000 shares of Common Stock at $32.26 per share. Mr. Ryan received a grant of 15,000 restricted shares of Common Stock for which he paid $0.01 per share. The value of the restricted stock less the aggregate purchase price of the shares, on the date of the grant, was approximately $483,750. In determining Mr. Ryan’s total compensation, the Compensation Committee sought to provide Mr. Ryan with a salary package consisting of base salary, bonus compensation and equity compensation that is comparable to companies within PolyMedica’s peer group and with chief executive officers with comparable industry knowledge and management experience.
      Compliance with Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to a public company for certain compensation in excess of $1,000,000 paid to the company’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, PolyMedica structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments (such as annual bonus program payments) that may be in excess of the limit when the Compensation Committee believes such payments are appropriate and in the best interests of its stockholders, after taking into consideration changing business conditions and the performance of employees.
      By the Compensation Committee of the Board of Directors of PolyMedica:

Thomas O. Pyle, Chair
Daniel S. Bernstein, M.D.
Marcia J. Hooper
William C. Van Faasen*

*	Joined Compensation Committee on May 16, 2005.

Comparative Stock Performance
      The comparative stock performance graph below compares the cumulative shareholder return on the Common Stock of PolyMedica for the period from March 31, 2000, and through the fiscal years ended March 31, 2001, 2002, 2003, 2004 and 2005 with the cumulative total return on, (i) the Nasdaq Stock Market (the “Nasdaq Composite Index”) and (ii) a peer group (the “Peer Group”) determined by PolyMedica. The graph assumes the investment of $100 in PolyMedica’s Common Stock, the Nasdaq Composite Index, and the Peer Group on March 31, 2000, and reinvestment of all dividends. Measurement points are on March 31, 2000, March 30, 2001, March 28, 2002, March 31, 2003, 2004 and 2005.
      The 2005 Peer Group consists of Chronimed, Inc., Curative Health Services, Inc., Del Laboratories, Inc., IVC Industries, Inc., KV Pharmaceutical Company, Matria Healthcare, Inc., Moore Medical Corporation, Nutraceutical International Corporation, Allied Healthcare Group, Inc. (f/k/a Transworld Healthcare, Inc.), Apria Healthcare Group, Inc., Lincare Holdings, Inc. and Nationshealth, Inc. Nationshealth, Inc. was not included in the 2004 Peer Group, but has been added to the 2005 Peer Group, because management considers it to be a comparable company to PolyMedica.

	3/31/00	3/30/01	3/28/02	3/31/03	3/31/04	3/31/05

PolyMedica Corporation	100.0	38.7	61.5	74.2	133.8	161.5

2005 Self-Determined Peer Group	100.0	158.6	173.4	175.9	217.7	260.0

2004 Self-Determined Peer Group	100.0	158.6	173.4	175.9	217.7	262.7

Nasdaq Stock Market (U.S. Comparative)	100.0	40.0	40.3	29.6	43.7	44.0

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities and Exchange Act of 1934, as amended requires PolyMedica’s directors, executive officers and persons who own more than ten percent of any registered class of PolyMedica’s equity securities (“reporting persons”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of PolyMedica. Reporting persons are required by SEC regulations to furnish PolyMedica with copies of all Section 16(a) reports they file.
      Based solely on its review of copies of reports filed by reporting persons of PolyMedica under Section 16(a), and written representations from such reporting persons, PolyMedica believes that, except as follows, all filings required to be made by reporting persons of PolyMedica were timely filed for the year ended March 31, 2005 in accordance with Section 16(a). On October 14, 2004, Ms. Hooper filed a Form 4, which was due on October 1, 2004. On January 24, 2005, Dr. LoGerfo filed a Form 4, which was due on December 17, 2004. On March 17, 2005, Dr. Bernstein filed a Form 4, which was due on March 16, 2005.
Board Recommendation
      The Board believes election of Thomas O. Pyle, Samuel L. Shanaman and Alan D. Solomont as Class II Directors of the Company for the ensuing 3 years is in the best interests of PolyMedica and its shareholders and recommends a vote FOR such nominees.
ITEM TWO
APPROVAL OF AMENDMENT NO. 4 TO THE 2000 STOCK INCENTIVE PLAN
      The Board believes that the future success of PolyMedica depends on its ability to attract, retain and motivate key employees with experience and ability. On July 22, 2005, the Board adopted, subject to shareholder approval, an amendment to the 2000 Plan, increasing from 6,400,000 to 7,900,000 the aggregate number of shares of Common Stock available for issuance pursuant to awards under the 2000 Plan (the “2000 Plan Amendment”) and limiting the number of shares of Common Stock that may issued as restricted stock awards to 1,287,613. Such share amounts reflect PolyMedica’s two-for-one stock split effected on September 29, 2003. Of the 6,400,000 shares authorized for issuance under the 2000 Plan, 787,613 remained unissued as of March 31, 2005.
      The following is a brief summary of the material terms of the 2000 Plan. The 2000 Plan was originally adopted by the Board in June 2000 and approved by the shareholders in September 2000. Amendment No. 1 to the 2000 Plan was adopted by the Board in August 2001 and approved by the shareholders in September 2001. Amendment No. 2 to the Plan was adopted by the Board in July 2002 and approved by the shareholders in September 2002. Amendment No. 3 to the Plan was adopted by the Board in June 2004 and approved by the shareholders in September 2004. Amendment No. 4 was adopted by the Board in July 2005, and is being presented to the Company’s shareholders for approval pursuant to this proxy statement.
Description of the 2000 Plan
      The following summary is qualified in its entirety by reference to the 2000 Plan, a copy of which is attached as Annex A to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page at www.sec.gov. In addition, a copy of the 2000 Plan may be obtained upon request by writing or calling PolyMedica at the following address or phone number: 11 State Street, Woburn, MA 01801, Attention: Investor Relations or by calling (781) 933-2020.
Types of Awards
      The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options and restricted stock awards (collectively, “Awards”).
      Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price, subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of PolyMedica or its subsidiaries). Options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of PolyMedica or its subsidiaries). The 2000 Plan permits the following forms of payment of the exercise price of options, as determined by the Board:

•	payment by cash, check or in connection with a “cashless exercise” through a broker;

•	surrender to PolyMedica of shares of Common Stock;

•	delivery to PolyMedica of a promissory note;

•	any other lawful means; or

•	any combination of these forms of payment.
      Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of PolyMedica to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. The aggregate number of shares of Common Stock that the PolyMedica may issue as restricted stock awards is 1,287,613.
Eligibility to Receive Awards
      Employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) of PolyMedica and its subsidiaries and of other business ventures in which PolyMedica has a significant interest are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees of PolyMedica and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 2000 Plan may not exceed 300,000 shares per calendar year.
Plan Benefits
      As of March 31, 2005 approximately 1,914 persons were eligible to receive Awards under the 2000 Plan, including five of the Company’s Named Executive Officers (including the Chief Executive Officer) and five non-employee directors. The granting of Awards under the 2000 Plan is discretionary, and PolyMedica cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

      On August 11, 2005, the last reported sale price of PolyMedica Common Stock on NASDAQ was $36.28. Since adoption of the 2000 Plan in June 2000, the following options and restricted shares have been granted under the 2000 Plan to the following persons and groups:

Number of Options and
Restricted Shares

Named Executive Officers
Patrick T. Ryan	465,000
President, Chief Executive Officer and Director
Stephen C. Farrell	459,000
Senior Vice President and Chief Operating Officer; President, Liberty Healthcare Group, Inc.
Keith W. Jones	300,000
Chief Financial Officer
Former Executive Officers
Samuel L. Shanaman	288,890
Former Chief Executive Officer
William B. Eck	100,000
Former Senior Vice President, Chief of Healthcare Affairs and General Counsel
John K. P. Stone, III	200,000
Former Senior Vice President and General Counsel
Fred H. Croninger, III	110,000
Vice President of Finance and Administration and former Chief Financial Officer
All current executive officers as a group	1,224,000
All current directors who are not current executive officers as a group	796,890
Director nominees
Thomas O. Pyle	14,000
Samuel L. Shanaman	288,890
Alan D. Solomont	—
Associates of any of directors, executive officers or nominees	—
Others who received or are to receive 5% of options and stock available for issuance under the 2000 Plan
Patrick T. Ryan(1)	465,000
Stephen C. Farrell(2)	459,000
Steven J. Lee	440,000
Employees (including current officers who are not executive officers) as a group	2,519,188

(1)	Includes 300,000 options granted September 27, 2004, 150,000 options granted March 18, 2005 and 15,000 restricted shares granted on March 18, 2005.

(2)	Includes 20,000 options granted September 14, 2000, 10,000 options granted April 11, 2001, 20,000 options granted December 6, 2001, 33,000 options granted January 17, 2003, 11,000 options granted March 31, 2003, three grants of 12,500 options each on June 30, September 30, and December 31, 2003, 100,000 options granted January 13, 2004, 12,500 options granted March 31, 2004, 60,000 options granted November 12, 2004, 50,000 restricted shares granted May 27, 2005 and 150,000 options granted May 27, 2005.

(3)	Includes 250,000 options granted September 14, 2000, 125,000 options granted April 11, 2001, 50,000 options granted December 6, 2001 and 15,000 options granted September 12, 2002.

Administration
      The 2000 Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board may delegate authority under the 2000 Plan to one or more committees or subcommittees of the Board.
      Subject to any applicable limitations contained in the 2000 Plan, the Board or the Compensation Committee selects the recipients of Awards and determines:

•	the number of shares of Common Stock covered by options and the dates upon which such options become exercisable;

•	the exercise price of options (which may not be less than 100% of fair market value of the Common Stock);

•	the duration of options (which may not exceed 10 years); and

•	the number of shares of Common Stock subject to any restricted stock Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.
      The Board is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.
      In the event of a proposed liquidation or dissolution of the Company, the Board is required to provide that all unexercised options will:

•	become exercisable in full at least ten business days prior to the effective date of such liquidation or dissolution; and

•	terminate effective upon such liquidation or dissolution, except to the extent exercised beforehand.
      The Board may specify the effect of dissolution or liquidation on a restricted stock Award at the time such an Award is granted.
      The 2000 Plan also contains provisions addressing the consequences of any “Acquisition Event,” which is defined as:

•	any merger or consolidation of PolyMedica with or into another entity as a result of which the Common Stock of PolyMedica is converted into or exchanged for the right to receive cash, securities or other property; or

•	any exchange of shares of the Common Stock of PolyMedica for cash, securities or other property pursuant to a share exchange transaction.
      Upon the occurrence of an Acquisition Event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board must either accelerate the options to make them fully exercisable prior to consummation of the Acquisition Event or provide for a cash out of the value of any outstanding options. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding restricted stock Award will inure to the benefit of the acquiring or succeeding corporation and shall apply to the cash, securities or other property which the Common Stock has converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such restricted stock Award.
      If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Transferability, Amendment and Termination
      Except as the Board may otherwise determine or provide, no Award may be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom it is granted, except by will or the laws of descent or distribution. No Award may be made under the 2000 Plan after June 8, 2010, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2000 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by PolyMedica’s shareholders.
Federal Income Tax Consequences
      The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.
      Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by PolyMedica or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these holding periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
      Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
      Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the grant date in the case of an 83(b) election or the vesting date in the case no 83(b) election is made and otherwise will be short-term.
      Tax Consequences to PolyMedica. There will be no tax consequences to PolyMedica except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation
      The Board believes adoption of the 2000 Plan Amendment is in the best interests of PolyMedica and its shareholders and recommends a vote FOR this proposal.
ITEM THREE
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Board, on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers LLP (“PwC”) as PolyMedica’s independent registered public accounting firm for the current year. PwC (or one of its predecessors, Coopers & Lybrand LLP) has served as PolyMedica’s independent public accountants since 1990.
      Representatives of PwC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.
      If the shareholders do not ratify the selection of PwC as PolyMedica’s independent public accountants, the selection of such accountants will be reconsidered by the Board.
Board Recommendation
      Accordingly, the Board believes ratification of the selection of PwC as PolyMedica’s independent registered public accounting firm for the current year is in the best interests of PolyMedica and its shareholders and recommends a vote FOR this proposal.
Independent Auditor Fees and Other Matters
      The following table summarizes the fees of PwC, our independent auditors, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	2005	2004

Audit Fees(1)	$1,538,569	$696,200
Audit-Related Fees(2)	25,000	22,600
Tax Fees(3)	319,065	225,950
All Other Fees(4)	159,896	78,680

Total Fees	$2,042,530	$1,023,430

(1)	Audit Fees consist of fees for an audit of our consolidated financial statements and of our internal control over financial reporting as of year-end (2005 only), reviews of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits. None of the Audit-Related Fees billed in fiscal years 2005 and 2004 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $145,450 of the total Tax Fees billed in fiscal year 2005 and $118,175 of the total Tax Fees billed in fiscal year 2004. Tax advice and tax planning services relate to assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee payroll tax research and requests for rulings or technical advice from taxing authorities. None of the Tax Fees billed in fiscal year 2005 vs. 2.7% of the Tax Fees billed in fiscal year 2004 were provided under the de minimis exception to the audit committee pre-approval requirements.

(4)	All Other Fees for fiscal years 2005 and 2004 consist primarily of a review and analysis of the internal business and financial reporting systems and procedures of PolyMedica’s subsidiaries, Liberty Medical Supply, Inc. and Liberty Home Pharmacy Corporation, in connection with investigations by federal regulators. All Other Fees also consist of fees for insurance claim services in 2005. None of the All Other Fees billed in fiscal year 2005 or 2004 were provided under the de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policies and Procedures
      The Audit Committee has the authority to approve all audit and non-audit services that are to be performed by the Company’s independent auditors. Generally, the Company may not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee (or a properly delegated subcommittee thereof).
OTHER MATTERS
      The Board does not know of any other matters, which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies
      All costs of solicitation of proxies will be borne by PolyMedica. In addition to solicitations by mail, PolyMedica’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews and PolyMedica reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and PolyMedica will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request by writing or calling the Company at the following address or phone number: PolyMedica Corporation, 11 State Street, Woburn, MA 01801, Attention: Investor Relations or by calling (781) 933-2020. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2006 ANNUAL MEETING
      Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for its 2006 Annual Meeting of Shareholders must be received by the Secretary of the Company at the principal offices of the Company no later than April 17, 2006.
      The Company’s Restated By-Laws also establish an advance notice procedure with respect to the business to be conducted at an annual meeting of shareholders. In order to be properly brought before the meeting, a notice of such business must have been received by the Secretary of the Company by the later of (i) July 17, 2006 and (ii) sixty days prior to the 2006 Annual Meeting of Shareholders. Any such notice must contain certain specified information concerning the business proposed to be brought before the meeting and the shareholder proposing to bring such business before the meeting, all as set forth in the Restated By-Laws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective item of business shall be disregarded.

By Order of the Board of Directors,

Devin J. Anderson, Secretary
August 16, 2005
THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THIS ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

ANNEX A
POLYMEDICA CORPORATION
2000 STOCK INCENTIVE PLAN, AS AMENDED

1.	Purpose
      The purpose of this 2000 Stock Incentive Plan (the “Plan”) of PolyMedica Corporation, a Massachusetts corporation (“PolyMedica” or the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility
      All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options and restricted stock awards, (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration, Delegation
      (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
      (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards
      (a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 7,900,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
      (b) Per-Participant Limit. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be

150,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.	Stock Options
      (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”. Notwithstanding anything contained herein to the contrary, without the prior approval of the Company’s stockholders, no option issued hereunder shall be repriced, replaced or regranted through cancellation, or by lowering the option exercise price of a previously granted award.
      (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of PolyMedica or any of its present or future subsidiaries as defined in section 424(f) of the code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.
      (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted at not less than 100% of the fair market value of the shares of Common Stock, as determined by the Board, at such time, and shall specify that exercise price in the applicable option agreement.
      (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.
      (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.
      (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

      (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.	Restricted Stock
      (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”). Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Restricted Stock Awards may be granted under the Plan shall be a maximum of 1,287,613 shares.
      (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.	Adjustments for Changes in Common Stock and Certain Other Events
      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.
      (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.
      (c) Acquisition Events

(1) Definition. An “Acquisition Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.	General Provisions Applicable to Awards
      (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
      (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
      (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
      (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.
      (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided , however, that the total tax withholding where stock is being used to satisfy such tax obligation cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state taxes including payroll taxes that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
      (f) Amendment of Award. Subject to the provisions of the last sentence of Section 5(a) hereof, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
      (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
      (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, or that any Restricted Stock Awards shall be free of restrictions in full or in part.

9.	Miscellaneous
      (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
      (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
      (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.
      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).
      (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Massachusetts, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on June 8, 2000
Approved by the Shareholders on September 14, 2000

(Increase from 1,200,000 to 1,800,000 Common
Stock authorized for issuance under the Plan)
Amended by the Board of Directors on August 27, 2001
Approved by the Shareholders on September 13, 2001

(Increase from 1,800,000 to 2,300,000 shares of
Common Stock authorized for issuance under the Plan)
Amended by the Board of Directors on July 24, 2002
Approved by the Shareholders on September 12, 2002

(Adjustment from 2,300,000 to 4,600,000 shares of Common Stock authorized for issuance under the Plan and from 150,000 to 300,000 per participant per year as a result of 2 for 1 stock split on September 29, 2003)

(Increase from 4,600,000 to 6,400,000 shares of
Common Stock authorized for issuance under the Plan)
Amended by the Board of Directors on June 30, 2004
Approved by the Shareholders on September 17, 2004

(Increase from 6,400,000 to 7,900,000 shares of Common Stock authorized for issuance under the Plan and limiting the number of shares that may be issued as restricted stock awards to 1,287,613)
Adopted by the Board of Directors on July 22, 2005

POLYMEDICA CORPORATION
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, SEPTEMBER 23, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF POLYMEDICA CORPORATION
     The undersigned, revoking all prior proxies, hereby appoint(s) Stephen C. Farrell and Devin J. Anderson, and each of them (with full power of substitution), as proxies to represent and vote, as designated herein, all shares of Common Stock of PolyMedica Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at Crowne Plaza Hotel, 22 Forbes Road, Woburn, Massachusetts on Friday, September 23, 2005, at 9:00 a.m. local time, and at any adjournment thereof.
     In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Annual Meeting.
PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

☒ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.
               (1)   To elect the following three (3) nominee directors as Class II Directors of the Company (except as marked below) for the ensuing three years:

Nominees:	Thomas O. Pyle, Samuel L. Shanaman and Alan D. Solomont

☐	FOR the nominees (except as marked below)	☐	WITHOLD authority to vote for all nominees

FOR all nominees, except authority withheld to vote for the following nominee:

               (2)   To approve an amendment to the Company’s 2000 Stock Incentive Plan, increasing from 6,400,000 to 7,900,000 the number of shares of Common Stock available for issuance under the 2000 Stock Incentive Plan and limiting the aggregate number of shares of Common Stock that may be issued as restricted stock awards to 1,287,613.

☐	FOR	☐	AGAINST	☐	ABSTAIN
               (3)    To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending March 31, 2006.

☐	FOR	☐	AGAINST	☐	ABSTAIN
NOTE: Please sign your name exactly as it appears on your stock certificate(s), write in the date and return this proxy as soon as possible in the enclosed envelope. If the stock is registered in more than one name, each joint owner should sign. If signing as attorney, executor, trustee, administrator or guardian, please give full title as such. Only authorized officers should sign for corporations.

Date:		Date:

	Signature		Signature (if held jointly)